UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4581 Tamiami Trail North, Suite 200 Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 491-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James Bligh

On August 31, 2026 (the “Effective Date”), CDT Equity Inc (the “Company”) appointed Mr. James Bligh to serve as Chief Executive Officer, effective immediately. Following Mr. Bligh’s appointment as Chief Executive Officer, he will also continue to serve as a member of the Company’s Board of Directors (the “Board”) and as the Company’s Chief Financial Officer until a successor is named. Mr. Bligh’s business experience and age are included in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 11, 2026 (the “Proxy Statement”), and are incorporated by reference herein.

In connection with Mr. Bligh’s appointment as Chief Executive Officer, on the Effective Date, the Company entered into an employment agreement with Mr. Bligh (the “Bligh Employment Agreement”). Under the Bligh Employment Agreement, Mr. Bligh will serve as Chief Executive Officer. Mr. Bligh will also serve as a member of the Board, without additional compensation. Mr. Bligh will receive an annual base salary of $600,000 and is eligible to earn an annual cash performance bonus with a target of 50% of his base salary, based on his and the Company’s attainment of financial or other performance criteria established by the Board. Mr. Bligh will also be entitled to participate in employee benefit plans generally made available to other senior officers of the Company and to be reimbursed for all ordinary and reasonable out of pocket business expenses incurred in connection with his service as Chief Executive Officer.

Either party may terminate the Bligh Employment Agreement by giving not less than 12 months’ written notice. The Company may, in its sole discretion, terminate Mr. Bligh’s employment with immediate effect and without notice by making a payment in lieu of notice equal to his base salary for the unexpired portion of the notice period (the “Payment in Lieu of Notice”). The Company may also terminate Mr. Bligh’s employment immediately for Cause (as defined in the Bligh Employment Agreement), without notice and without Payment in Lieu of Notice. If Mr. Bligh’s employment terminates for any reason other than Cause, he is eligible to receive a pro-rated target bonus for the portion of the fiscal year served prior to the date of termination. The Bligh Employment Agreement also contains customary provisions regarding confidentiality, non-interference with Company employees for one year following termination, cooperation with the Company following termination, and assignment of inventions. The Bligh Employment Agreement is governed by the laws of the Cayman Islands. The foregoing description of the Bligh Employment Agreement is qualified in its entirety by reference to the full text of the Bligh Employment Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Bligh is not a party to any material plan, contract or arrangement with the Company, except for the Bligh Employment Agreement, and there are no arrangements or understandings between Mr. Bligh and any other person pursuant to which Mr. Bligh was selected to serve as Chief Executive Officer of the Company, nor is Mr. Bligh a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except as disclosed in the Company’s Proxy Statement, which is incorporated herein by reference. There are no family relationships between Mr. Bligh and any other director or executive officer of the Company.

Resignation of Dr. Andrew Regan

On the Effective Date, Dr. Andrew Regan notified the Board of his resignation from both the Board and his position as Chief Executive Officer effective immediately. Dr. Regan’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with his resignation, the Company will pay Dr. Regan a severance payment in the amount of $50,000 a month for the next six months. Following Dr. Regan’s resignation, the Board was reduced from five to four members.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 28, 2026, the Company convened its 2026 annual meeting of stockholders (the “Annual Meeting”). Proxies had been submitted by stockholders representing over one-third of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) outstanding and entitled to vote, which constituted a quorum. At the Annual Meeting, the Company’s stockholders voted on six proposals, which are described in more detail in the Company’s Proxy Statement and incorporated herein by reference.

The following is a brief description of the matters voted upon and the results, including the number of votes cast for and against each respective matter and the number of abstentions with respect to each matter. Proxies for the Annual Meeting were solicited pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and there was no solicitation in opposition of management’s solicitation.

Proposal No. 1. Stockholders elected the five director nominees, each to serve until the Company’s 2027 annual meeting of stockholders or until their respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld
Andrew Regan	297,254	14,911
Chele Chiavacci Farley	296,589	15,576
James Bligh	297,197	14,968
Simon Fry	295,787	16,378
Ulrik Olsen	297,204	14,961

Proposal No. 2. Stockholders ratified the appointment of Carr, Riggs & Ingram, L.L.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results were as follows:

Votes For	Votes Against	Abstentions
302,336	8,643	1,186

Proposal No. 3. Stockholders approved one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Common Stock, at a ratio ranging from any whole number between and including 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-500, inclusive, as determined by the Company’s board of directors in its discretion, subject to the authority of the board of directors to abandon such amendments. The voting results were as follows:

Votes For	Votes Against	Abstentions
240,831	36,330	35,004

Proposal No. 4. Stockholders approved the issuance of shares of Common Stock under Nasdaq Listing Rule 5635 pursuant to that certain senior secured convertible note and common stock purchase warrant issued to J.J. Astor & Co. The voting results were as follows:

Votes For	Votes Against	Abstentions
254,403	22,769	34,993

Proposal No. 5. Stockholders approved the issuance of up to an aggregate of 12,131,770 shares of Common Stock issuable upon exercise of certain pre-funded warrants to purchase shares of Common Stock under Nasdaq Listing Rule 5635. The voting results were as follows:

Votes For	Votes Against	Abstentions
244,610	32,570	34,985

Proposal No. 6. Stockholders approved an adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals Nos. 1, 2, 3, 4, and 5. The voting results were as follows:

Votes For	Votes Against	Abstentions
295,404	16,556	205

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated August 31, 2026, between James Bligh and the Company
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2026	CDT EQUITY INC.

	By:	/s/ James Bligh
	Name:	James Bligh
	Title:	Chief Executive Officer and Chief Financial Officer